Exhibit 16



JEFF R. PEARLMAN
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Certified Public Accountant                           19 West 34 St., Suite 1118
                                                              New York, NY 10001
                                          Tel (212) 714-9565, Fax (212) 714-1071


April 18, 2000

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

Re:  Accident Prevention Plus, inc.

Dear Sirs:

I agree with the statements made in Amendment No. 1 to the Form 8-K of Accident Prevention Plus, Inc. (the "8-K"), as reprinted below from the 8-K.

     "Item 4. Changes in Registrant's Certifying Accountant

          On July 28, 1999, I, Jeff R. Pearlman, the principal independent accountant of Accident Prevention Plus, Inc., a Nevada corporation (the "Company") declined to stand for re-election. Subsequently, management of the Company determined that the accounting firm of Massella, Tomaro & Co., LLP, be engaged to provide accounting services. During the Company's two most recent fiscal years and any subsequent interim period proceeding my resignation myself, there were no disagreements with me which were not resolved on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to my satisfaction, would have caused me to make reference to the subject matter of the disagreements in connection with my reports. I, as the Company's principal independent accountant, did not provide an adverse opinion or disclaimer of opinion to the Company's financial statements, nor modify my opinion as to uncertainty, audit scope or accounting principles.

     On August 1, 1999, the board of directors of the Company approved and authorized the engagement of Massella, Tomaro & Co., 375 North Broadway, Suite 103, Jericho, NY 11753 as the principal independent accountant for the Company."

Very truly yours,

/s/  Jeff R. Pearlman
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Jeff R. Pearlman